UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Cash Bonus Goals for Executive Officers

On February 21, 2013, the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) adopted the following corporate objectives related to potential bonus grants, as recommended by the Company’s Compensation, Nominating and Governance Committee (the “Committee”):

•	Approval of the Company’s Lymphoseek® (99m-Tc-Tilmanocept) product by the United States Food and Drug Administration (the “FDA”), initiation of the commercial launch of Lymphoseek in the United States, and achievement of a targeted amount of revenues from sales, subject to maximum 35% reduction of bonus if not achieved.
•	Submission of supplemental New Drug Application for Lymphoseek to the FDA, subject to maximum 15% reduction of bonus if not achieved.
•	Commencement of a Phase III pivotal study for NAV4694, a Fluorine-18 labeled precision radiopharmaceutical candidate for use in the imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer's Disease licensed by the Company from AstraZeneca AB, subject to maximum 10% reduction of bonus if not achieved.
•	Commencement of a Phase III pivotal study for NAV5001, an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders, with a potential use as a diagnostic aid in dementia, subject to maximum 10% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 30% of the total bonus objective.

The aforementioned objectives relate to the target bonus amounts established by the Committee related to the officers listed in the table below, to be paid in the first quarter of 2014, subject to reduction if the goals are not achieved. Except as explained in the footnotes below, each of the listed executive officers is a "named executive officer," as that term is defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The final amount of any cash bonus to be paid to the officers will be subject to the determination of the Committee at a meeting to be held after the delivery of the financial statements of the Company for the year ending December 31, 2013, and adjusted by the weighting percentage, if any, of the overall corporate objectives which were not achieved.

Name	Position	2013 Maximum Cash Bonus Amount

Mark J. Pykett, V.M.D., Ph.D.	President and Chief Executive Officer	$212,500
Thomas H. Tulip, Ph.D.	Executive Vice President and Chief Business Officer	$113,750
Cornelia Reininger, M.D., Ph.D.*	Senior Vice President and Chief Medical Officer	$90,000
Brent L. Larson	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$72,875
Frederick O. Cope, Ph.D.	Senior Vice President, Pharmaceutical Research and Clinical Development	$67,750
Rodger A. Brown**	Vice President, Global Regulatory Operations and Quality Assurance	$40,400

*Dr. Reininger was not one of the Company’s three most highly compensated executive officers, other than the Company’s principal executive officer (“PEO”) and principal financial officer (“PFO”), during the fiscal year ended December 31, 2012. However, the Company considers Dr. Reininger an executive officer and anticipates that Dr. Reininger will be a “named executive officer” at the time the Company pays any bonus amounts referenced above.

**The Company has provided the foregoing disclosure for Mr. Brown because he was one of the Company’s three most highly compensated officers, other than the Company’s PEO and PFO, during the fiscal year ended December 31, 2012. However, as a result of management additions which occurred during 2012, Mr. Brown is not expected to be included in the compensation table as an executive officer for the Company’s fiscal year ending December 31, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 27, 2013	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

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